EXHIBIT 99.1

Indiana Community Bancorp Announces Shareholder Approval of Merger With Old National Bancorp

COLUMBUS, Ind., July 24, 2012 (GLOBE NEWSWIRE) -- Indiana Community Bancorp (Nasdaq:INCB) (the "Company"), the Columbus-based holding company for Indiana Bank and Trust Company, announced today that at its annual meeting of shareholders held today, the shareholders of the Company approved the merger of the Company with and into Old National Bancorp (NYSE:ONB). The merger is expected to close in the third quarter of 2012, subject to the satisfaction of the closing conditions contained in the merger agreement.

As previously announced, under the terms of the merger agreement with Old National Bancorp, the Company's shareholders will receive 1.90 shares of Old National Bancorp common stock for each share of Company common stock held by them.  As provided in the merger agreement, the exchange ratio is subject to certain adjustments (calculated prior to closing) under circumstances where the consolidated shareholders' equity of the Company is below a specified amount, the loan delinquencies of the Company exceed a specified amount, or the credit mark for certain "Special Loans" of the Company (as defined in the merger agreement) falls outside a specified range. If the exchange ratio were measured as of May 31, 2012, including additional changes to the credit mark for Special Loans (as defined in the merger agreement) for information (such as appraisals, loan sales and refinancings) through June 18, 2012, no adjustments to the 1.90 exchange ratio would be required as a result of the shareholders' equity, delinquent loan, or credit mark levels and the exchange ratio would be 1.9 shares of Old National Bancorp common stock for each share of Indiana Community Bancorp common stock. It is important to note, however, that the exchange ratio may be adjusted based on changes in the Company's shareholders' equity, delinquent loan, or credit mark levels prior to the closing of the Merger.

About Indiana Community Bancorp

Indiana Community Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System. Indiana Bank and Trust Company, its principal subsidiary, is an FDIC insured state chartered commercial bank. Indiana Bank and Trust Company was founded in 1908 and offers a wide range of consumer and commercial financial services through 20 branch offices in central and southeastern Indiana.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp's and Indiana Community Bancorp's financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National Bancorp's and Indiana Community Bancorp's businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of Old National Bancorp to execute its business plan (including the proposed acquisition of Indiana Community Bancorp); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either Old National Bancorp's or Indiana Community Bancorp's internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in Indiana Community Bancorp's Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and neither Old National Bancorp nor Indiana Community Bancorp undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

CONTACT: For Further Information Contact:

         John K.  Keach, Jr., President and Chief Executive Officer
         (812) 373-7816
         Fax: (812) 373-7865